                                                                   EXHIBIT 10.63

                                  MCKELLAR MALL
                              THUNDER BAY, ONTARIO
                                COMMERCIAL LEASE

THIS LEASE, made and entered into this 29 day of December, 2005, among THE CORPORATION OF THE CITY OF THUNDER BAY, an Ontario, Canada municipal corporation, referred to in this Lease as the "the Landlord" and STARTEK CANADA SERVICES, LTD., an operating Subsidiary of StarTek, Inc., referred to in this Lease as "the Tenant", and STARTEK, INC., referred to in this Lease as the "Guarantor".

The Landlord, for and in consideration of the covenants and agreements set out in this Lease, to be kept and performed by the Tenant, demises and leases to the Tenant, and the Tenant accepts and rents from the Landlord, the Premises for the Term, at the rental and upon the terms and conditions set out in this Lease.

INTERPRETING THIS LEASE:

DEFINITIONS: Wherever a term set out below appears in the text of this Lease in capital letters, the term shall have the meaning set out for it in this Section or in Schedule "B", as applicable. Wherever a term below appears in the text of this Lease in regular case, it shall be deemed to have the meaning ordinarily attributed to it in the English language.

(a)   ADDITIONAL RENTAL means the amounts set out in Section 4.

(b) BUILDING means the building within which the Premises exist. It is a multi-tenanted "shopping mall" facility, with common areas and tenants other than the Tenant. The building known as "McKellar Mall" is contiguous with another shopping mall known as "Victoriaville Mall", and to many, the two are one, and the more commonly referred to name is the "Victoriaville Mall". However, the two buildings and properties are separately operated and managed, and were separately constructed, with separate heating systems, etc. Where this lease refers to common space and Common Areas for the purposes of shared costs, it is referencing space within McKellar Mall only - and not within Victoriaville Mall.

(c) COMMON AREAS include: the parking areas, ingress, egress and access roads and drives, sanitary sewers and utility lines, interior and exterior walkways and sidewalks, landscaped and planted areas of the lands surrounding the Building, aisleways within the Building, and other facilities designed for use in common by occupants of the Building and their agents, employees, customers, invitees and licensees.

(d)   COMMON AREA COSTS has the meaning set out in Section 4(d) of this Lease.

(e)   DEFAULT occurs in the circumstances outlined in Section 19 of this Lease.

(f)   EXTENSION TERM has the meaning set out in Section 2.1 of this Lease.

(g)   The GUARANTOR means StarTek, Inc., the parent corporation of the Tenant.

(h) HVAC means heating, ventilation and/or air conditioning systems and equipment.

(i) The LANDLORD means The Corporation of the City of Thunder Bay. Where the context permits, the term includes its servants, agents and employees.

(j) LEASE means this agreement, as amended from time to time in accordance with its provisions, and the term includes all recitals and schedules, which all form integral parts of this Lease. At the time of execution of this Lease, it had three (3) Schedules, as follows:

      SCHEDULE "A":     Depiction of the Premises
      SCHEDULE "A-1":   Depiction of the Parking Areas
      SCHEDULE "B":     Detail with respect to the Work

(k) LEASEHOLD IMPROVEMENTS means all alterations, improvements and installations to be constructed or installed by Landlord or Tenant in the Premises.

(l) PARTY means any one of the Landlord, the Tenant, or the Guarantor, as the case may be. PARTIES means both the Landlord and the Tenant, or, in circumstances where the Landlord has evoked the guarantee provisions, both the Landlord and the Guarantor.

(m) PARKING AREAS means the four hundred (400) parking spaces detailed in Schedule "A-1", made available by the Landlord for exclusive use by the Tenant during the Term.

(n)   PREMISES has the meaning set out in Section 1.

(o) RENTAL is the amount set out in Section 3, and in applicable circumstances, Section 14.

(p) RENTAL COMMENCEMENT DATE means April 1, 2006 or as extended under clause 3 of Schedule "B".

(q) The TEMPORARY SPACE means the space described and detailed in Section 2B of this Lease.

(r) The TENANT means StarTek Canada Services Ltd. Where the context permits, the term includes its servants, agents and employees.

(s) The TERM means the seven year period referenced in Section 2 of this Lease.

(t) The WORK means the work required to the Premises and Building to make them suitable for the Tenant. The Work is divided into the "Landlord's Work" and the "Tenant's Work". The Landlord's Work is further divided into Work the Landlord will undertake, and "Work to be performed by the Tenant on behalf of the Landlord".

INTERPRETATION:

(a) The captions, article and section names and numbers appearing in this Lease are for convenience of reference only and have no effect on its interpretation.

(b) All provisions of this Lease creating obligations on either Party will be construed as covenants.

(c) This Lease is to be read with all changes of gender or number required by the context.

(d) The words "include", "includes" and "including" are not to be read as limiting the words or phrases which precede them.

(e)   All dollar figures within this Lease are expressed in Canadian currency.

(f) The execution of the Lease by each Party constitutes a covenant that each is fully authorized by law to undertake this Lease and all of its obligations with respect to this Lease in the Province of Ontario, Canada.

1. DEMISED PREMISES. The Premises demised and leased under this Lease consist of the building and land described as follows, to wit:

      Approximately thirty three thousand (33,000 ft(2)) square feet, exact size to be confirmed, located at 125 Syndicate Avenue South, Thunder Bay, Ontario, Canada, and commonly known as "McKellar Mall", owned and operated by the Landlord. The Premises are comprised of Units 19 through 35, inclusive, in McKellar Mall. (The Premises are depicted on Schedule A.)

2. TERM OF LEASE. This Lease shall have a term of seven (7) years, commencing on the Rental Commencement Date. Subject to Section 2A, the Tenant shall have access to the Premises for the purpose of commencing the Work on January 3, 2006.

2A RELOCATION OF EXISTING TENANCIES: The Tenant acknowledges that the Premises, at the time of execution of this Lease, was partially vacant and partially occupied (in Units 19, 28 and 34) by other tenants. The Landlord has committed to providing the Tenant with vacant possession of all of the Units that comprise the Premises on or before January 3, 2006.

2B TEMPORARY SPACE: The Landlord agrees to provide space within McKellar Mall, outside the Premises, to accommodate training operations of the Tenant. The Parties have agreed that Units 9 and 10 within McKellar Mall are suitable as the Temporary Space referenced. The Landlord will not charge the Tenant any rental or utilities for use of the Temporary Space, but the Tenant shall insure the premises at its sole cost. The Tenant acknowledges having examined the Temporary Space and agreed to its suitability. The Tenant accepts the Temporary Space on an "as is" basis for its purposes. The Landlord agrees to allow the Tenant to make whatever cosmetic or nonstructural changes it needs or wishes to make to the Temporary Space. The Temporary Space is available to the Tenant any time after January 3, 2006, and can continue to be used and occupied by the Tenant until July 7, 2006. Prior to occupancy, the Tenant shall provide the Landlord with satisfactory evidence of insurance covering the Temporary Space which is in form and content acceptable to the Landlord. When the Tenant relinquishes the Temporary Space to the Landlord, it will, at the Landlord's option, restore the Temporary Space to its original condition when delivered to Tenant, and shall surrender the Temporary Space to the Landlord in good condition, reasonable wear and tear excepted. During the time period that the Tenant has possession of the Temporary Space, the Landlord shall supply the Tenant with power, lighting, heating or cooling (as necessary) to accommodate the use the Tenant puts to the Temporary Space. All costs associated with the use of these utilities shall be borne by the Landlord.

2.1 OPTION TO EXTEND: Provided that the Tenant is not then in Default of any of its obligations under this Lease beyond any applicable period of notice and/or cure, the Tenant shall have the option to extend the Lease term for two (2) additional periods of three (3) years (each an "Extension Term"). The Extension Terms shall be upon the same terms and conditions contained in the Lease for the initial term except the Rental shall be adjusted as set forth in Section 2.1A, and there shall be no further option to extend beyond the second Extension Term. The Tenant shall exercise its option to extend the Term by delivering to the Landlord, no later than three (3) months prior to the expiration of the initial Term (or the first Extension Term, as applicable), written notice of the Tenant's desire to extend the Term. Landlord, as a courtesy to Tenant, will send a reminder notice four
      (4) months prior to expiration of initial Term and first Extension Term. Unless the Landlord otherwise agrees in writing, and so long as Landlord has issued the reminder notice outlined in this Section, the Tenant's failure to timely exercise the option shall waive it and any succeeding option. If the Tenant properly exercises its option to extend, the Landlord and the Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term.

2.1A RENTAL FOR EXTENSION TERMS: The Rental for the Extension Terms shall be four dollars and twenty cents ($4.20/ft(2)) per square foot. The Rental and Additional Rental during Extension Terms shall be paid at the same time and in the same manner as provided in the Lease.

2.2 EXPANSION SPACE: The Landlord grants to the Tenant a right of first refusal on any other vacant space available now or in future within McKellar Mall. The Landlord shall, prior to renting any space to any other prospective tenant, provide the Tenant with notice of the details of the prospective lease, and allow the Tenant the option to rent that same space on the same terms and conditions offered by that prospective tenant. Should the Tenant wish to accept the additional space, a lease for that space shall be executed by the Parties within fifteen (15) days of the date that the Tenant receives the notice required pursuant to this Section 2.2, otherwise it shall be considered to have waived its option to lease the additional space. Despite this, the Parties can mutually agree to extend the fifteen (15) day requirement, provided they do so in writing in a document executed by both Parties.

3. RENTAL: The Tenant shall pay to the Landlord as Rental for the Premises the sum of five dollars and fifty cents ($5.50/ft(2)) per square foot of the Premises, per year, payable in equal monthly installments. The Rental, calculated at a monthly rate, shall be due on the first (1st) day of each and every month throughout the term of the Lease without demand. The Rental to be paid under this Lease shall be made payable to The Corporation of the City of Thunder Bay, Realty Services Division, at the delivery address noted in Section 17. Electronic payment (debit) services are available and are the Landlord's preferred payment terms where possible.

      During both the Term and any Extension Terms, the Rental includes the use of the Parking Areas as set out in Section 5.1 and Schedule "A-1".

3.1 INTEREST ON OVERDUE RENTAL: Without waiving any right of action of the Landlord in the event of Default of any payments of Rental or Additional Rental due to the Landlord pursuant to this Lease, in the event that the Tenant is delinquent in payment of any Rental or Additional Rental for thirty (30) days or more, the Tenant agrees to pay interest on the arrears at a rate equal to the rate that the Landlord pays to its bank on indebtedness, plus one and one half (1.5%) per cent per year, retroactive from the date the amount was due and payable, until it is actually paid. The Landlord will provide evidence to the Tenant and/or the Guarantor to substantiate the interest charged by its bank.

3.2 COVENANT TO PAY RENTAL AND ADDITIONAL RENTAL: The Tenant agrees to pay the Rental and Additional Rental at the times and in the manner prescribed in this Lease, without any abatement or deduction.

4. ADDITIONAL RENTAL: The Tenant agrees to pay as Additional Rental all of the expenses outlined in (a) through (f) below.

(a) Repairs: The Tenant shall keep, maintain in good working order, and repair the Premises at its sole expense. The term "repair" includes "replace", where necessary. The Tenant shall supply at its own expense all materials required to meet its commitment in this regard, including replacement light bulbs for the Premises. Despite this requirement, it is understood and acknowledged that the following repairs, maintenance and replacements are the Landlord's responsibility to undertake at its expense:

      i) the HVAC system, excepting any Premises-specific HVAC system elements installed as part of the Tenant's Work;

      ii) the Building, including its roof, foundation, and exterior walls, primary electrical service to the point of entry to the Premises, primary plumbing services to the point of entry to the Premises; and

      iii)  the Common Areas.

            Additional Rent payable by the Tenant for repairs and maintenance under this Section 4(a) shall be paid by the Tenant as and when it falls due. Should the Landlord not fulfill its repair obligations under this Section the Tenant may, after providing Landlord five (5) days written notice, "repair" the Premises at its expense and deduct the amount of those expenses from Rent amounts due to the Landlord.

(b) Pro-Rata Share of Landlord's Insurance: The Landlord shall maintain fire and extended coverage insurance (or other special broad form coverage) covering the Building in the same manner as it contracts for insurance for its other owned and occupied buildings.

            During the term of this Lease, as Additional Rental, the Tenant shall pay its pro rata share of the premiums for the insurance to be maintained by the Landlord in accordance with this Section 4(b). That pro rata share will be computed pursuant to the terms of this Lease. Additional Rental payable by the Tenant for insurance under this Section 4(b) shall be paid by the Tenant in accordance with
            Section 4(d).

(c) Tenant's Insurance: The Tenant shall at all times during the Term, at its expense, maintain fire and extended coverage insurance on its fixtures, equipment, merchandise and other personal property in or upon the Premises for its full insurable value on a replacement cost basis, and its own policy of liability insurance meeting the requirements of this Section.

            The Tenant may acquire any business interruption insurance the Tenant desires. Additional Rental payable by the Tenant for premiums for insurance required under this Section 4(c) shall be paid by the Tenant when due in accordance with the Tenant's own insurance contracts.

            Insurance Specifications: The Tenant shall obtain and maintain in good standing comprehensive general liability insurance acceptable to the Landlord and subject to limits of not less than five million ($5,000,000.00) dollars inclusive per occurrence for bodily injury, death and damage to property, including loss of use of property. This insurance coverage shall not be subject to a deductible limit in excess of one thousand ($1,000.00) dollars and shall name the Landlord as additional insured, but only for liability arising out of the operations of the Tenant on the Premises.

            The comprehensive general liability insurance shall include coverage for:

            i)    premises and operations liability;

            ii)   products or completed operations liability;

            iii)  blanket contractual liability;

            iv)   cross liability;

            v)    contingent employers' liability;

            vi) personal injury liability arising out of false arrest, detention or imprisonment or malicious prosecution; libel, slander or defamation of character; invasion of privacy; wrongful eviction or wrongful entry; and

            vii)  liability with respect to non-owned licensed motor vehicles.

            All insurance policies shall contain an endorsement to provide all named insured with a thirty (30) day written notice prior to notice of changes and cancellations.

            The Tenant shall also provide, at its own expense, tenant's legal liability insurance. The Tenant shall take out and keep in force during the Term, all risk tenant's legal liability insurance in an amount of not less than seventy five thousand ($75,000.00) dollars.

            Evidence of insurance satisfactory to the Landlord shall be provided prior to the Rental Commencement Date. If requested by the Landlord, certified copies of the above-referenced policies must be provided periodically as requested by the Landlord.

            The Tenant covenants that the Tenant will not do or permit to be done any act or thing which may void or make voidable any insurance the Landlord may be carrying itself on the Building and any surrounding areas or adjacent buildings owned by the Landlord, or any part of them, and will not do or permit to be done any act or thing which may cause any increased or additional premium to be payable for that insurance.

(d) The Tenant's Pro-Rata Share: As Additional Rental for the Term and any Extension Term, the Tenant agrees to pay its pro-rata share of Common Area Costs. Common Area Costs include: all of the Landlord's costs and expenses of every kind and nature incurred for operating, managing, equipping, lighting, decorating, repairing, securing, cleaning, providing security, insuring (as noted in Section 4(b)), and maintaining the Common Areas, keeping the main entrances to the Building cleaned of snow, ice, and water and providing liability insurance on them, paying all taxes associated with them, plus administrative costs equal to fifteen (15%) per cent of all other Common Area Costs. It is understood that the Landlord may cause any or all of the Common Area services to be provided by an independent contractor or contractors. The Common Area Costs shall be estimated for the year, and calculated on a monthly basis for payment, and shall be paid by the Tenant monthly in the estimated amount, at the same time as the Tenant pays the Rental.

(e) Pro-Rata Fraction: The Tenant's pro-rata share shall be a fraction of the Common Area Costs, the numerator of which shall be the number of square feet representing the area of the Premises, and the denominator of which shall be the number of square feet representing the total useable retail and/or office area in the Building. The numerator shall be agreed upon by the Landlord and the Tenant after completion of the Work has finally delineated the size of the Premises, based upon Building Operators and Managers Association ("BOMA") Standards, certified by an Ontario Land Surveyor or Architect.

(f) Payment as Estimated Amount: The Tenant's pro-rata share of the Common Area Costs shall be paid in advance in monthly installments on the first day of each calendar month commencing on the Rental Commencement Date. The estimate of the Common Area Costs shall, to the extent possible, be based upon the actual Common Area Costs for the preceding calendar year, adjusted to reflect reasonably anticipated increases or decreases in operating costs and expenses. The Landlord's substantiated written estimate of the Common Area Costs for each calendar year shall be given to the Tenant on or before the Rental Commencement Date and, throughout the term of this Lease (including Extension Terms), on or before the anniversary date of the Rental Commencement Date.

(g) Adjustments to Payments Made: On or before April 1 of each year during the Term or any Extension Terms, excepting the first year, the Landlord shall provide the Tenant with a substantiated statement showing in reasonable detail the actual Common Area Costs paid or incurred by the Landlord in the preceding calendar year. This statement will be prepared by the Landlord in accordance with generally accepted accounting practices and procedures. Within thirty (30) days of the date that the Tenant receives the statement, the Tenant shall (where the actual Common Area Costs exceed the sum paid to the Landlord in the past calendar year for Common Area Costs), pay the Landlord an amount to cover the difference between the Common Area Costs paid pursuant to the estimates from the prior year and the actual Common Area Costs shown on the statement. Within thirty (30) days of the date that the Tenant receives the statement, the Landlord shall (where the Common Area Costs paid by the Tenant during the past calendar year exceed the actual Common Area Costs incurred by the Landlord), pay the Tenant an amount to cover the difference between the Common Area Costs paid pursuant to the estimates from the prior year and the actual Common Area Costs shown on the statement.

(h) Taxes: The Tenant is responsible for the payment, as Additional Rental, of all taxes levied against the Premises by the Municipal Property Assessment Corporation by virtue of the existence of this Lease. The Tenant is also responsible for the payment of Canadian federal government goods & services taxes levied against the Rental. Municipal property taxes shall be paid when due. Goods and services taxes shall be paid together with payment of the Rental.

5. USE OF THE PREMISES: The Premises shall be used only for the purpose of carrying on the business of a technical support center and/or call center. The Tenant shall operate its business in the Premises under the trade name "StarTek". The Premises shall not be used for any other purpose.

      The Landlord covenants not to allow another technical support center and/or call center to occupy space in either the Building, or those portions of Victoriaville Mall owned by the Landlord, during the Term and/or during any Extension Terms.

5A LAWS & RULES: The Tenant agrees to abide by all applicable Federal, Provincial, and/or Municipal or local statutes, regulations, and by-laws, including any rules of the Landlord applicable to the use and occupation of the Building, however, the Tenant will not be obligated to incur any capital cost in order to comply unless necessitated solely by the nature or its use of the Premises.

5.1 PARKING: During the Term and any Extension Terms, the Landlord will provide four hundred (400) parking spaces referred to as the "Parking Areas" to the Tenant at no additional cost to the Tenant or its employees. Schedule "A-1" details the location of the Parking Areas. Two hundred and ten (210) parking spaces are located in the parking garage structure known as the "Victoriaville Parkade", and the balance of the parking spaces are located in outdoor parking lots within reasonable walking distance of the Premises. The Parking Areas will be provided for the exclusive use of the Tenant for itself, its employees, agents, invitees and all licensees, subject to the rights given to the Landlord and the other tenants of McKellar Mall and Victoriaville Mall for easements, rights of way and deliveries. The Landlord shall maintain all Parking Areas and keep same free of snow and readily accessible for use by the Tenant as is necessary in the circumstances.

      Exclusive use of the spaces within the Victoriaville Parkade will be provided through provision to the Tenant of two hundred ten (210) pass cards for the Parkade structure. The Parkade has three (3) floors of parking. The Tenant may use any spaces within any of the floors through use of the pass card process. The use of the pass card system is intended to ensure that the Tenant's parking users obtain spaces that are most convenient to them. In Tenant's sole opinion, if the program is not working to the Tenant's satisfaction, the Landlord will instead have the third floor of the structure dedicated for the Tenant's sole and exclusive use.

      Spaces within the outdoor Parking Areas will be provided through assignment of "hang tag" permits for use within vehicles.

      The Tenant shall not use the Parking Areas for any other purpose without the consent of the Landlord, which will not be unreasonably withheld.

      The Tenant agrees to abide by, and to request that its employees, agents and invitees abide by, the by-laws of the Landlord and/or the City of Thunder Bay Parking Authority with respect to the parking of vehicles.

      The Landlord shall have the right to change the size, location, elevation, access methods, or nature of the Parking Areas depicted on Schedule "A-1", provided that at all times, unless the Tenant agrees otherwise, four hundred (400) parking spaces are made available to it exclusively, and that a minimum of two hundred ten (210) of them are within the Victoriaville Parkade, and the balance are within reasonable walking distance, as determined by Tenant, of the Premises. Despite this, the Landlord will make every reasonable effort not to change the Parking Areas.

      The Landlord shall use reasonable efforts to accommodate the Tenant's future requests, if any, for additional parking.

5.2 EMPLOYEE PARKING AREA: The Tenant agrees that if, any approved subtenant or assignee, and their respective officers, employees and agents will park their automobiles and other vehicles only where and as permitted by the Landlord. The Tenant and the Tenant's employees are allowed to park in only the designated parking areas that are shown in Schedule "A-1" without paying applicable fees for parking. For clarification, all other parking areas owned by the Landlord and maintained by it or by its parking authority are available to the Tenant subject to payment of applicable fees.

6. CONSTRUCTION OF THE WORK: Schedule "B" outlines the Parties' covenants regarding the Work.

7. "FOR LEASE" SIGNS: If the Tenant has not exercised its option to extend, the Landlord may place on the Premises notices or signs indicating that the Premises are "For Rent" or "For Lease" or the like, during the last six months of the Term. The Tenant shall not interfere in any manner with these notices or with the Landlord's showing of the Premises to prospective tenants during those same six (6) months. The Landlord agrees to provide the Tenant with twenty four (24) hours' prior notice before showing the Premises to prospective tenants.

7A OTHER SIGNS: The Tenant is permitted to erect appropriate exterior and interior building signage upon approval of design and location by the Landlord. The Landlord will not unreasonably withhold this approval. The Tenant acknowledges that exterior signage must comply with applicable municipal by-laws.

8. TERMINATION OR SUSPENSION DUE TO DAMAGE: If the Premises or the Building is substantially or totally damaged by fire or other casualty, the Landlord may terminate this Lease as of the date of the destructive event by providing written notice to the Tenant within sixty (60) days after that event. If the Landlord does not elect to terminate this Lease, or if the extent of damage is not substantial, then the Landlord shall promptly, and with reasonable diligence, restore the Building and, working with the Tenant and the Tenant's insurers, the Premises. The Rental and Additional Rental shall abate on account of any damage in proportion to the area of the Premises rendered untenantable until the Premises are restored. In addition, if Landlord has vacant and available space for Tenant to temporarily occupy it will provide that space at no cost to Tenant. If the Premises are not restored in accordance with this Section 8 within one hundred eighty (180) days after the destructive event, then the Tenant may terminate this Lease by written notice to the Landlord within two hundred ten (210) days after the destructive event. In the event of termination under this clause, the Lease is considered to have been terminated; not to have been annulled or made void. All payments due the Landlord by the Tenant to the date of termination shall be paid, and similarly, all payments due to the Tenant by the Landlord shall be paid, in each case, pro-rated to the date of termination.

9.    TERMINATION OR DIMINUTION DUE TO EXPROPRIATION:

      (a) Expropriation: If the whole of the Premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of those rights, then this Lease shall terminate as of the date that title is taken by the expropriating authority. If part of the Premises is taken in that manner, in a proportion so as to render the remainder of the Premises unusable for the conduct of the Tenant's business, then the Landlord or the Tenant may terminate this Lease on thirty (30) days' notice to the other given within ninety (90) days after the date of the taking. In the event of termination under this clause, the Lease is considered to have been terminated; not to have been annulled or made void. For circumstances outlined in this Paragraph, Landlord shall use its reasonable best efforts to negotiate with any third party a ninety (90) day period for the Tenant to find another location and make arrangements to relocate its operations. All payments due to the Landlord by the Tenant to the date of termination shall be paid, and similarly, all payments due to the Tenant by the Landlord shall be paid, in each case, pro-rated to the date of termination.

      (b) Partial Taking Where Lease Not Terminated: If any part of the Premises is taken as contemplated in 9(a) above, and this Lease is not terminated, then the Rental shall be prorated to date of loss and equitably apportioned according to the space removed from the Premises. The Landlord shall, at its expense, restore the remaining portion of the Premises to the extent necessary to make the Premises reasonably suitable for the purposes for which the Premises are leased, and shall make all repairs to the Building to the extent necessary to constitute the remaining portion of the Building a complete architectural unit.

      (c) Award: In the event that the circumstances contemplated in Sections 9(a) or (b) occur, then the Tenant shall have no claim against the Landlord. The Tenant shall have no claim or right to any portion of the amount awarded as damages or paid as a result of the taking, and the full amount of any award made by the expropriating authority shall be paid to and retained by the Landlord, free of any claim by the Tenant to any portion of it. All rights of the Tenant, if any, are assigned by the Tenant to the Landlord. The Tenant shall have no claim against the Landlord for the value of the unexpired term of this Lease and shall have no right or claim to any part of the award.

10. ALTERATIONS: The Tenant shall not make any alterations, improvements or additions to the Premises apart from the Work, unless the Landlord has given prior written approval of the plans and specifications for the work. It will be a pre-condition to that approval that the work is insured, to the Landlord's satisfaction, against any cost or damage incident to it. It will also be a pre-condition to that approval that the Tenant secures all necessary building and other permits. All such alterations, modifications, additions or installations, when made, shall become the property of the Landlord unless the Parties have otherwise agreed in writing. They shall remain upon and be surrendered with the Premises as a part of the Premises at the end of the Term. The Landlord agrees that it will not unreasonably withhold its consent to any alterations, modifications, additions or installations. If the Tenant should make any alterations, the Tenant agrees to indemnify and defend the Landlord from any liability as a result of them. Upon any expiration or termination of this Lease, the Tenant shall be entitled to remove any and all furniture and equipment not belonging to the Landlord.

      Despite this Section 10, the Tenant does not require the Landlord's approval for cosmetic alterations which, per occurrence, amount to less than twenty thousand ($20,000.00) dollars and do not affect the structure of the Premises.

11. CLEANLINESS AND WASTE: The Tenant shall keep the Premises and the walks adjacent to the Premises at all times in a neat, clean and sanitary condition, and shall promptly remove any waste or debris. The Tenant shall neither commit nor permit any waste or nuisance in, on or at the Premises. The Landlord will not clear snow or ice or provide other maintenance to entrances or loading facilities that are exclusive to the Premises.

11A NO DAMAGE: The Tenant agrees that it shall not do (or allow to be done) anything which may damage the Premises beyond the damage occasioned by reasonable use.

11B FIRE PREVENTION: The Tenant agrees to take all precautions to prevent fire from occurring in or about the Premises. The Tenant further agrees to observe and comply with all reasonable instructions given from time to time by the Landlord with respect to prevention and extinguishing of fires.

12. SUBLEASE: The Tenant shall not sublet or assign the Premises except by written permission and consent of the Landlord which will not be unreasonably conditioned, delayed or withheld. All references in this Lease to assignees or subtenants are considered to refer to approved assignees or subtenants. Any such subleasing or assignment, even with the approval of the Landlord, shall not relieve the Tenant from liability for its covenant to pay the Rental and the Additional Rental, or from its obligation to keep and be bound by the terms, conditions and covenants of this Lease during the Term and any and all Extension Terms. The acceptance of Rental or Additional Rental from any person other than the Tenant shall not be deemed to have waived any of the provisions of this Lease or to be a consent to the assignment of this Lease or a subletting of the Premises. The Tenant may assign and/or sublet the Premises to a subsidiary or successor of the Tenant, upon the submission by the subtenant or assignee of a financial statement that is acceptable to the Landlord. Upon receipt of a financial statement that establishes that the subsidiary or successor subtenant and/or assignee is a creditworthy tenant, the Landlord shall consent to the assignment or subletting of this Lease and the terms of this Section apply.

13. TENANT'S GENERAL INDEMNIFICATION: The Tenant shall indemnify, defend and hold the Landlord harmless from any and all claims and damages, including reasonable legal fees and costs, arising from the Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by the Tenant in or about the Premises and/or the Building, unless caused by the Landlord or the Landlord's agents or employees.

13A TENANT'S INDEMNIFICATION FOR BREACH: The Tenant shall further indemnify, defend, and hold the Landlord harmless from any and all claims and damages, including reasonable legal fees and costs, arising from any breach or Default in the terms of this Lease, arising from any act, negligence, default, or omission of the Tenant or the Tenant's agents, and/or employees, and from and against any and all costs, reasonable legal fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought as a result of such claim.

13B LANDLORD'S GENERAL INDEMNIFICATION: The Landlord shall indemnify, defend, and hold the Tenant harmless from any and all claims and damages, including reasonable legal fees and costs arising from the Landlord's ownership of the Premises or the conduct of its agents or from any activity, work, or thing done, permitted, or suffered by the Tenant in or about the Premises or the Building, unless caused by the Tenant or the Tenant's agents or employees.

13C LANDLORD'S INDEMNIFICATION FOR BREACH: The Landlord shall further indemnify, defend, and hold the Tenant harmless from any and all claims and damages, including reasonable legal fees and costs, arising from any breach or Default in the terms of this Lease arising from any act, knowledge, or default or occasion of the Landlord or the Landlord's agents, employees, or invitees, and from and against any other costs, reasonable legal fees, and liabilities incurred in or about such claim or any action or proceeding brought as a result of such claim.

14. HOLDING OVER: If the Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, the Tenant shall become a tenant from month to month at a new Rental which is equal to one hundred fifty (150%) per cent of the Rental (calculated on a monthly basis) in effect at the end of the Term, besides remaining responsible for all Additional Rental, and otherwise upon the terms, covenants and conditions specified in this Lease, so far as applicable. Acceptance by the Landlord of Rental after the expiration of the Term or any Extension Term shall not result in a renewal or extension of this Lease, and the Tenant shall vacate and surrender the Premises to the Landlord upon the Tenant being given thirty (30) days' prior written notice from the Landlord to vacate.

15. QUIET POSSESSION: Subject to the provisions of this Lease, the Landlord agrees that the Tenant shall have quiet possession of the Premises.

16. THE LANDLORD'S RIGHT TO INSPECT: The Landlord and its agents shall have free access to the Premises during all reasonable hours subject to twenty-four (24) hours' prior notice from the Landlord, for the purpose of examining the Premises to ascertain if they are in good repair, to make reasonable repairs which the Landlord may be required to make under this Lease, and to exhibit the same to prospective purchasers or tenants.

17. NOTICES: All notices required under this Lease are required to be written, and are deemed to have been properly delivered if (a) delivered personally; or (b) sent by registered mail; or (c) sent by facsimile followed by regular mail; to the Landlord at:

      If delivered or sent by facsimile, to:

      The Corporation of the City of Thunder Bay
      Realty Services Division, Development Services Department
      VictoriaVille Mall,
      111 Syndicate Avenue South, Second Floor
      Thunder Bay, Ontario, Canada, P7E 6S4
      Attention: Manager of Realty Services
      Facsimile: 807-625-2977

      Together with a copy to:
      The Corporation of the City of Thunder Bay
      500 Donald Street East, Third Floor
      Thunder Bay, Ontario, Canada, P7E 5V3
      Attention: City Solicitor
      Facsimile: 807-623-2256

      Or, if sent by mail, to:
      The Corporation of the City of Thunder Bay
      Realty Services Division, Development Services Department
      P.O. Box 800
      Thunder Bay, Ontario, Canada, P7C 5K4
      Attention: Manager of Realty Services

      Together with a copy to the City Solicitor at the address noted above.

      Notices to the Tenant shall be deemed to have been properly served if (a) delivered personally; or (b) sent by registered mail; or (c) sent by facsimile followed by regular mail; to the Tenant at:

      StarTek Canada Services, Ltd.
      100 Garfield Street
      Denver, Colorado, USA
      80207
      Attention: Vice President of Facilities and Real Estate
      Facsimile: 303-316-3922

      Notices to the Guarantor shall be deemed to have been properly served if
      (a) delivered personally; or (b) sent by registered mail; or (c) sent by facsimile followed by regular mail; to the Guarantor at:

      StarTek, Inc.
      100 Garfield Street
      Denver, Colorado, USA
      80207
      Attention: Chief Financial Officer
      Facsimile: 303-316-3922

      The date of effective service of the notice by delivery shall be the date upon which it was personally delivered. The date of effective service of notice by mail shall be the date which is the fifth (5th) business day after the date which the notice was mailed. The date of effective service of notice by facsimile shall be the business day next following the date shown on a confirmation of delivery receipt held by the sender. The Parties agree that whenever there is a disruption in postal service, or a threat of disruption in postal service, in either the United States or Canada, notices will either be delivered or sent by facsimile.

      The Parties further agree that no other method of communication, including electronic mail, will be relied upon for formal notices required under the terms of this Lease. Notwithstanding Section 27, any Party may provide unilateral written notice (under this Section) to the others of a change of address for notice purposes.

18. UTILITIES AND LIENS: The Tenant shall make all necessary arrangements for utility services, including necessary permits for gas for heating purposes, if required. The Tenant shall pay promptly all charges for heat, light, gas, water and power used in or upon the Premises; shall pay promptly for garbage and sewage removal and waste removal, if any; and shall pay promptly all bills for materials furnished or labor performed for the Tenant, or at the Tenant's instance and request, in connection with any repairs, alterations, improvements, decoration, installation of fixtures and equipment on the Premises and to keep the Premises free from all claims for liens for work, labour or materials on account of same. The Parties' indemnities to each other under this Lease include requirements that the particular responsible Party promptly remove at its expense any and all liens against the Premises or Building which are attributable to the Particular Party's activities or omissions.

18A MALL HVAC WORK: The Tenant acknowledges that the Landlord's Work as delineated in Schedule "B" involves construction and alteration of the Mall HVAC System which will involve some interruption of HVAC services. This work will be completed during 2006 as set out in Schedule "B". The Tenant agrees to fully cooperate and assist the Landlord in facilitating the Mall HVAC Work and its effects on other tenants of the Building. In reference to the Mall HVAC Work outlined in this Paragraph and Schedule "B", the Landlord shall indemnify, protect, defend, and hold the Tenant harmless from any and all claims and damages, including reasonable legal fees and costs arising from the Landlord's ownership of the Premises and its obligations to its other tenants or the conduct of its agents or from any activity, work, or thing done, permitted, or suffered by the other tenant in or about the Premises or the Building, unless caused by the gross negligence of the Tenant or the Tenant's agents or employees.

19.   DEFAULT: The following are considered events of Default:

      (a) Rental, or any part of it, whether it has been demanded or not, remains unpaid after it becomes due for a period of sixty (60) days after the Tenant's receipt of the Landlord's notice of non-payment;

      (b) Additional Rental, or any part of it, whether it has been demanded or not, remains unpaid after it becomes due for a period of sixty
            (60) days after the Tenant's receipt of the Landlord's notice of non-payment;

      (c) any term, condition or covenant of the Lease to be kept or performed by the Tenant is violated or neglected and remains so for a period of sixty (60) days after written notice to the Tenant by the Landlord, specifying the nature of the Default and reasonably requiring it to be cured, or, where the circumstances of the breach reasonably require more than sixty (60) days to cure, after expiration of the reasonable time period specified in the notice;

      (d) the Tenant has vacated the Premises and left it unoccupied for a period of time greater than one hundred and twenty (120) consecutive business days without prior consent of the Landlord, and has not either re-occupied the Premises or obtained the Landlord's consent within fourteen (14) consecutive days after notice to do so by the Landlord;

      (e) if a petition in bankruptcy or assignment for the benefit of creditors is filed by the Tenant, or if the Tenant is finally adjudicated bankrupt, and the bankruptcy is not discharged within sixty (60) days after written demand by the Landlord.

19A GUARANTOR: The Guarantor agrees with the Landlord that the Tenant will make all payments under this Lease as they fall due, and will perform all covenants in accordance with the terms and conditions of the Lease. In the event of Default of the Tenant, the Guarantor will, upon demand, pay any amounts in default, and will perform the agreements, terms and conditions in this Lease. This guarantee shall continue in place throughout the Term and any Extension Terms.

20.   TERMINATION OF THE LEASE:

      (a) Surrender: At the expiration or sooner determination of the Term, apart from termination pursuant to Sections 8 or 9, the Tenant shall peaceably surrender and yield to the Landlord, the Premises in a well-maintained, fully operating condition with all related facilities, structures and improvements (excepting those removed pursuant to Sections 10 or 20(b)) in a good state of repair (reasonable wear and tear excepted). At the expiration of the Lease, the Landlord will have and enjoy absolute title to all of the Premises without compensation to the Tenant, and free of any claim or encumbrance. In the event that this Lease is terminated due to a Default by the Tenant, no goods, materials or chattels of any sort may be removed by the Tenant without the Landlord's express consent.

      (b) Removal of Improvements: Despite Section 20(a), and provided the Tenant is not in Default, at the expiration of the Term or any Extension Term, or upon earlier determination of the Term, the Landlord may allow the Tenant to remove, at its sole cost, any improvements on the Premises which the Landlord does not require. Subject to Schedule "B", the choice of which, if any, improvements the Tenant may remove is the sole and unfettered discretion of the Landlord. The Tenant agrees to restore the Premises upon which the removed improvements were located, to a state of repair satisfactory to the Landlord within thirty (30) days of the date of the termination of the Lease.

      (c) Termination or Other Remedies Upon Default: Upon occurrence of an event of Default, the Landlord has the exclusive right, at its sole option, to terminate this Lease at once, and to re-enter and take possession of the Premises in accordance with law immediately and by force, if necessary, without any previous notice of intention to re-enter and remove all persons and their property, and to use such force and assistance in effecting and perfecting such removal as the Landlord may deem advisable to recover at once full and exclusive possession of all of the Premises, whether the Premises be in possession of the Tenant or of third persons, or whether the Premises be vacant. The Tenant authorizes and empowers the Landlord to do so.

            The Landlord may, however, at its option, at any time after the Default, re-enter and take possession of Premises without such re-entering working a forfeiture of the Rental and Additional Rental to be paid and the covenants to be kept and performed by the Tenant for the full Term. In that case, the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable at its own costs, associated with re-letting the Premises.

      (d) Landlord's Option on Tenant's Default: Nothing in this Lease prevents the Landlord, in the circumstances of Default by the Tenant, from entering upon the Premises and performing the Tenant's obligations. This work shall be completed at the sole cost and expense of the Tenant It is expressly understood and agreed that the Landlord is not under any obligation to perform any of the Tenant's covenants.

      (e) Other Remedies: Forfeiture of this Lease by either Party is wholly without prejudice to the right of the other Party to recover arrears of Rental or Additional Rental, or damages for any antecedent breach of covenant on the part of the said Party, as applicable. Notwithstanding any forfeiture, either Party may subsequently recover from the other Party damages suffered by reason of the Lease having been determined prior to the end of the Term as set out in this Lease. This clause and the rights under it shall survive the termination of this Lease whether by act of the Parties or by operation of law.

21. FORCE MAJEURE/TIME: Despite anything in this Lease, neither Party shall be in Default with respect to the performance of any of the terms of this Lease if any non-performance is due to any force majeure, strike, lock-out, labour dispute, civil commotion, war or similar event, invasion, the exercise of military power, act of God, government regulations or controls, inability to obtain any material or service, or any cause beyond the reasonable control of the Party (unless such lack of control results from a deficiency in financial resources). Otherwise, time shall be of the essence of this Lease and all the obligations contained in it.

22. COVENANT TO BIND SUCCESSOR: It is agreed that the provisions, covenants and conditions of this Lease shall bind and enure to the benefit of the legal representatives, successors and assigns of the respective Parties to it.

23. LEGAL FEES: In the event of any legal action related to this Lease, the non-prevailing Party agrees to pay the prevailing Party's reasonable legal fees incurred to enforce this Lease.

24. WAIVER OF SUBROGATION: The Landlord releases the Tenant, and the Tenant releases the Landlord from and against any and all claims, demands, liabilities or obligations whatsoever for damage to the property, or loss or rents or profits from either the Landlord or the Tenant resulting from or in any way connected with any fire, accident, or other casualty, whether or not such fire, accident or other casualty shall have been caused by the negligence or contributory negligence of either the Landlord or the Tenant or by any agent, associates or employee of either the Landlord or the Tenant. In confirmation of this Section 24, the Landlord and the Tenant shall execute an agreement of waiver of subrogation and deliver the same to their respective insurance carriers.

25. WAIVER OF JURY TRIAL AND FORUM: All Parties to this Lease waive the right to any jury trial in any action, proceeding, or counterclaim brought by any Party against any other Party. The Parties further agree that any action brought concerning this Lease shall be brought only in the Superior Court of Ontario located in Thunder Bay, and expressly waive any right to any other forum or jurisdiction.

26. ENTIRE AGREEMENT: This Lease (as defined) constitutes the entire agreement between the Parties. Any prior understanding or representation of any kind preceding the date of this Lease shall not be binding on either Party except to the extent incorporated in this Lease.

27. MODIFICATION: Any modification of this Lease or any additional obligation assumed by either Party in connection with this Lease shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party. This does not apply to the notice of new addresses for notice as provided for in Section 17.

28. GOVERNING LAW: This Lease shall be governed by, construed, and enforced in accordance with the laws of the Province of Ontario.

29. PARTIAL INVALIDITY: If any article, section, subsection, paragraph, clause or subclause or any of the words contained in this Lease is held wholly or partially illegal, invalid or unenforceable by any court or tribunal of competent jurisdiction, the Landlord and the Tenant agree that the remainder of this Lease shall not be affected by the holding, but shall remain in full force and effect. The provisions of this Lease shall have effect, notwithstanding any statute to the contrary.

30. RELATIONSHIP OF PARTIES: Nothing in this Lease shall create any relationship between the Parties other than that of landlord and tenant. It is specifically agreed that neither Party is a partner, joint venturer, agent or trustee of the other.

31. FREEDOM OF INFORMATION: The Parties agree, subject to the provisions of the Municipal Freedom of Information and Protection of Privacy Act, to keep the substantive contents of this Lease confidential.

32. INDEPENDENT LEGAL ADVICE: Each Party acknowledges that it has either received or waived the benefit of its own legal advice with respect to the execution of this Lease.

      TO WITNESS, the Parties have executed this Lease the day and year first above written.

The Landlord:                                       The Tenant:
The Corporation of the City of Thunder Bay          StarTek Canada Services, Ltd.
-----------------------------------------           -----------------------------

--------------------                                ----------------------------------------------
Lynn Peterson, Mayor                                Rodd Granger, Chief Financial Officer
                                                    I have the authority to bind the Corporation

--------------------------
John S. Hannam, City Clerk

                                                    The Guarantor:
                                                    StarTek, Inc.

                                                    ----------------------------------------------
                                                    Rodd Granger, Chief Financial Officer
                                                    I have the authority to bind the Corporation

                SCHEDULE "B" - AGREEMENT WITH RESPECT TO THE WORK

Alterations are required to the Premises to make them usable for the Tenant's purposes. These alterations comprise the Work. Some of these alterations represent the Landlord's Work and some represent the Tenant's Work. Most of the Work will be undertaken and completed by the Tenant, either on its own behalf or on the Landlord's behalf. The terms and conditions of this Schedule will govern the Parties' responsibilities in this regard.

1.    DEFINITIONS: Wherever a term set out below appears in the text of this
      Schedule in capital letters, the term shall have the meaning set out for it in the Interpretation Section of the Lease or in this Section of this Schedule, as applicable. Wherever a term below appears in the text of this
      Schedule in regular case, it shall be deemed to have the meaning ordinarily attributed to it in the English language.

      (a)   BUILDING SHELL means:

            i) the provision of waterline for hot and cold water to the Premises for heating/cooling systems for normal occupancy;

            ii) the provision of plumbing facilities to the wall of the Premises;

            iii)  the provision of water to the wall of the Premises; and

            iv)   the provision of a watertight roof without leaks.

      (b) CONSULTANTS refers to any and all contractors and other professionals retained by the Tenant to complete the Work.

      (c) ALLOWANCE means the sum of two million four hundred thousand ($2,400,000.00) dollars, being the maximum cost to the Landlord, including seven hundred fifty thousand ($750,000.00) dollars towards elements of the Tenant's Work which will remain with the Premises upon termination of the Lease.

      (d)   LANDLORD'S REPRESENTATIVE means Alan Fydirchuk.

      (e)   LANDLORD'S WORK is comprised of the following:

            i)    Building Shell;

            ii)   Mall HVAC Work as outlined in Section 18A of the Lease; and

            iii) Work Performed by the Tenant on Behalf of the Landlord as outlined in Section 12 of this Schedule.

      (f) MALL HVAC means the HVAC system designed to provide basic heating and cooling services to the Premises as well as the other portions of the Building.

      (g)   PLANS means all plans and designs required for any part of the Work.

      (h)   TENANT'S REPRESENTATIVE means Grant Lomas.

      (i) TENANT'S WORK means all of the Work that is not defined as Landlord's Work.

      (j) WORK means improvements to the Premises consisting of either Landlord's Work or Tenant's Work.

      (k) WORK PERFORMED BY THE TENANT ON BEHALF OF THE LANDLORD means all of the elements of the Work detailed in Section 12 of this Schedule.

2. SUBSTANTIAL COMPLETION: It is the intention of the Tenant to have all of the Work substantially completed on or before the Rental Commencement Date. A statement from the Architect certifying the date upon which the Work has been fully completed shall be conclusive evidence of the completion thereof. The Work shall be deemed to have been complete when
      (i) the components of the Work are fully complete and properly operable (except for customary punch list items) by execution of Certificate of Completion (AIA Form G704 or equivalent) certified by the Architect, the general contractor and Tenant, and approved by Landlord, and (ii) Tenant has obtained a temporary or final certificate of occupancy from the applicable governmental authority. The Lease Term and Tenant's obligation to pay rentals due under the Lease shall commence upon the Rental Commencement Date provided in the Lease irrespective of whether or not the Work is complete, except as a result of any Landlord delay as expressly herein provided. The Parties agree that minor construction details which do not materially interfere with the Tenant's ability to occupy the Premises for the purposes of its business shall not delay the substantial completion of the Work.

3. DELAYS BY THE TENANT: Delays to substantial completion caused by the Tenant shall not affect the Rental Commencement Date. These include:

      (a) the Tenant's failure to approve any matter that requires the Tenant's approval;

      (b) any breach by the Tenant of the terms of this Schedule or the balance of the Lease;

      (c) changes by the Tenant in any of the Plans which have already been approved by the Landlord or are in the process of being approved by the Landlord that cause material delay in the approval process; and/or

      (d) the Tenant's requirements for materials, components, finishes or improvements that are not available in a commercially reasonably time, or which are different from, or not included in the Landlord's Work.

      The Landlord agrees to use all reasonable efforts to counter the effects of any delays by the Tenant.

      DELAYS BY THE LANDLORD: Delays to Substantial Completion caused by the Landlord shall affect and extend the Rental Commencement Date one day for every day of Landlord delay. These include:

      (a) the Landlord's failure to approve any matter that requires the Landlord's approval;

      (b) any breach by the Landlord of the terms of this Schedule or the balance of the Lease;

      (c) changes by the Landlord in any of the Plans which have already been approved by the Landlord and/or Tenant or are in the process of being approved by the Landlord and/or Tenant that cause material delay in the approval process; and/or

      (d) the Landlord's requirements for materials, components, finishes or improvements that are not available in a commercially reasonably time, or which are different from, or not included in the Landlord's Work.

      The Tenant agrees to use all reasonable efforts to counter the effects of any delays by the Landlord.

4. REPRESENTATIVES: The Landlord appoints the Landlord's Representative to act for the Landlord in all matters covered by this Schedule. The Tenant appoints the Tenant's Representative to act for the Tenant in all matters covered by this Schedule. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered in this Schedule will be made to or by the Landlord's Representative or the Tenant's Representative, as the case may be. Neither Party will contact or seek instructions or authorizations from any other representative of the opposite Party. Either Party may change the identity of its representative by providing the other Party with three (3) business days' written notice.

      Each Party expressly and irrevocably delegates authority to its representative, as set out in Sections 1(d) and (h), to undertake the approvals and authorizations required pursuant to the terms of this Schedule. Landlord shall not charge a construction fee for the administering Landlord's obligations in connection with construction of the Work. All costs for space planning design, architectural and engineering services for the Work (including without limitation, the preliminary Plans and the construction Plans) shall be included in the costs of the Work and may be disbursed by Landlord from the Allowance.

5. OWNERSHIP INTERESTS: The Parties agree that all alterations, improvements and additions made to the Premises and the Building according to this Schedule, whether paid for by the Landlord or the Tenant, will, without compensation to the Tenant, become the Landlord's property upon installation and will remain the Landlord's property at the termination of the Lease. The only items excluded from this requirement are the following, which are and shall remain the property of the Tenant: the generator, computer and telephone equipment (including all equipment owned by the Tenant in the server room), UPS equipment, and furniture.

6. APPROVAL OF CONSULTANTS: It is hereby noted and agreed that IA, Interior Architects is the proposed "Architect". Tenant will direct IA to contract with a local architect to obtain the appropriate review and certifications for the final Plans to be submitted for the permit. Tenant, at is sole discretion, will procure and contract with a general contractor of its choice for completion of the Work. No other Consultants shall be retained by the Tenant in furtherance of any portion of the Work unless and until both the Landlord's and Tenant's Representatives have approved the use of that Consultant.

7. APPROVAL OF PLANS: Nothing shall be done by the Tenant in furtherance of any portion of the Work unless and until the Landlord's Representative has approved all of the Plans associated with that portion of the Work. Landlord's Representative will not unreasonably withhold condition or delay its approval of the preliminary Plans or the construction Plans. If Landlord's Representative does not approve or respond with comments to any submission by Tenant of the preliminary Plans or construction Plans or any revisions thereof within seven (7) business days after receiving the same, Landlord's Representative will be deemed to have approved such preliminary Plans or construction Plans as submitted by Tenant. Any disapproval or conditional approval by Landlord's Representative of any proposed preliminary Plans or construction Plans will be accompanied by written reasons for such disapproval or conditional approval.

      In the event either Party provides written notice of objection to the preliminary Plans or the construction Plans, then Landlord, Tenant, their Representatives and the Architect shall cooperate as necessary to reach agreement regarding any outstanding changes. The Architect shall prepare a revised draft of the preliminary Plans or the construction Plans, as the case may be, as soon as reasonably possible and submit a revised draft thereof to Landlord's Representative and Tenant's Representative for approval. The same procedures and deadlines for review and approval by Landlord's Representative and Tenant's Representative shall apply to the revised draft.

      After approval by Landlord's Representative of the construction Plans, Tenant's Representative shall submit the drawings to the appropriate governmental authority for plan review and issuance of a building permit and any other applicable governmental approvals. All permit and processing fees shall be paid by Tenant, subject to reimbursement from the Tenant Improvement Allowances. Landlord will provide at Tenant's expense all assistance reasonably requested by Tenant to obtain proper permits and approvals.

8. CONDITIONS OF WORK: The Tenant acknowledges and agrees that neither it nor any of its Consultants shall perform work on the Building or the Premises unless it has complied with the Landlord's terms, conditions and standards for conducting work upon property owned by the Landlord. These terms, conditions and standards include: compliance with applicable codes, provision of insurance and/or indemnification acceptable to the Landlord (including Workers' Compensation coverage), provision of labour and material and/or performance bonds or securities, payment of fair wages, and other terms.

9. PROMPT AND REASONABLE APPROVALS: The Landlord covenants to undertake all approvals it is required to make under the terms and conditions of this
      Schedule in a prompt and reasonable fashion. The Tenant shall not be subject to any fees related to the approval of Plans, apart from permit fees required at law. The Tenant covenants to supply the Landlord with all of the Plans or other things required for the Landlord to make an informed decision with respect to any approval.

10. CONSTRUCTION LIENS: The Tenant will take all steps necessary to prevent liens pursuant to the Construction Lien Act from attaching to the Building. In the event that any lien is registered, the Tenant shall take whatever action is required to have the lien removed from the Landlord's title within sixty (60) days of the date of its registration.

11.   PAYMENT COVENANTS AND METHODS:

      (a) Landlord's Work: The Landlord covenants to pay the actual cost associated with the Landlord's Work, in an amount not exceeding the Allowance. The Landlord will make this payment in progress payments after the commencement of the Work by the Tenant. The progress payments will be made not later than fifteen (15) days after receipt by the Landlord's Representative of copies of the Tenant's invoices for all expenses associated with the Landlord's Work, together with a certificate from the Tenant's architectural Consultant indicating that the work associated with the invoices has been completed. The payment will be made payable to the Tenant, it being understood that the Tenant will then pay the invoices directly. The Landlord's Representative may demand any documentation from the Consultants working on the Work that is normally demanded by the Landlord for similar projects it undertakes on its own behalf.

      (b) Tenant's Covenants: The Tenant covenants to make all payments to all Consultants, subject to the Construction Lien Act, and subject to its contractual rights with its Consultants to be satisfied with the performance of the Consultants and the quality of work, etc. Tenant shall cause its contractors, subcontractors and suppliers to provide warranties for a period of not less than one (1) year against defects and workmanship, materials or supplies. Tenant shall promptly assign to Landlord, on a non-exclusive basis in common with Tenant, all manufacturers' or other warranties obtained as a part of the Work.

12. WORK PERFORMED BY THE TENANT ON BEHALF OF THE LANDLORD: The following table details elements of the Landlord's Work to be undertaken by the Tenant. The Landlord will pay the cost of this Work up to the maximum Allowance. The Tenant is responsible to complete all of this Work whether the maximum Allowance is met or exceeded.

ITEM
----
STRUCTURE                       a.  Demolition of all existing improvements to
                                    bring premises to a core and shell condition
                                    including removal of theatre mezzanine
                                    level.

                                b. Clear acoustical ceiling height of not less than 12'-0". Maximum Height preferred.

                                c. The building exterior requires no work and is accepted by the Tenant on an "as is" basis.

                                d.  Possible relocation of a mall exit and
                                    common areas associated with same.

ELEVATORS                       a.  No Requirement

FIRE PROTECTION SPRINKLER       a.  Furnish, install or modify complete fire
SYSTEM                              protection system per NFPA -13 requirements
                                    or international equivalent with grid
                                    distribution with heads for office
                                    occupancy.

PLUMBING                        a.  Furnish and install complete ADA compliant
                                    (or international equivalent) restrooms
                                    consisting of two (2) Ladies rooms and two
                                    (2) Men's room to be fixtured per code at
                                    the locations designated in the Tenant's
                                    Preliminary Plans. Provide waterproofing and
                                    water barrier material at wet areas. Floor
                                    drains, janitorial closet, and water heater
                                    with recirculation pump will be required.

                                b. Furnish and install electric water cooler(s) adjacent rest rooms.

                                c. 3/4 inch pipe to space or sized appropriate to wash room requirements.

                                d. Gas delivery - 1 inch minimum pipe to space, adjusted for size of space and distance to meter. (if available)

HVAC                            a.  Heat pump so as to provide the Premises with
                                    1 ton per 350 Square Feet with local zone
                                    thermostat control of a minimum of 10 zones.
                                    Furnish and install low pressure duct work,
                                    diffusers and return air grills in suspended
                                    drop ceiling.

                                b. Furnish and install base building energy management system.

                                c. Provide exhaust systems for base building spaces as required by all codes.

ELECTRICAL                      a.  Furnish and install a complete 277/480 volt,
                                    3-phase, 4 wire building power distribution
                                    system to include five (5) 200 AMP 3-phase
                                    electrical panels disbursed as mutually
                                    agreed upon by Landlord and Tenant.

                                b. Furnish and install step down transformers and 120/208 volt panels at one (1) electrical room interior to the Premises, electrical service is sized to provide 7 watts per square foot for office equipment loads and convenience power "connected load".

                                c. Furnish and install two 277 volt lighting panel in each central electrical room on each floor.

                                d.  Indirect lighting at the floor to provide 35
                                    - 40 foot candles and 2' X 4' lights - (1 per 80 Square Feet) at the remainder

                                e.  Furnish and install lighting in base
                                    building service rooms and all common areas.

                                f. Furnish and install code required exit and emergency lighting for all public areas.

                                g. Furnish and install telephone risers' chases to the telephone rooms.

                                h.  Provide a fully operational fire alarm
                                    system including fire and enunciator panel, smoke detectors, flow alarm, pulls, audible and visual alarms as required by code.

                                i. Exit and emergency lighting as required by code.

                                j.  Furnish and install exterior site lighting.

DEMISED PREMISES                a.  Furnish and install glass and aluminum
IMPROVEMENTS                        entrance doors at Tenant's entry of demised
                                    space.

                                b.  Restrooms, telephone/ electrical room,
                                    janitor closets, service entry and
                                    mechanical rooms are to be provided
                                    complete.

TOILET ROOM FINISHES            a.  Furnish and install stone vanity top with
                                    apron and lavatories and decorative mirrors.

                                b. Furnish and install stainless steel toilet partitions.

                                c. Furnish and install wall-mount, flush valve water closets and wall-hung urinals to meet all code requirements.

                                d.  Fully handicapped compliant restrooms.

                                                                         Page 25

COMMON AREA HALLWAYS            a.  Furnish and install metal studs and drywall
                                    on common area side of hallway. Finish being
                                    vinyl wall covering or high density acrylic
                                    paint "Zolotone", acoustical tile ceiling,
                                    with recessed lighting, floor tile and tile
                                    base to match.

INTERIOR PARTITIONS             a.  Install demising wall per code to achieve
                                    appropriate fire rating per code. Sheetrock
                                    shall be taped/floated/sanded and ready for
                                    paint.

PERIMETER WALLS                 a.  At exterior walls of premises provide an
                                    insulated surface ready to receive gypsum
                                    board.

CEILINGS                        a.  Furnish and install 2' x 4' acoustical
                                    ceiling grid and tiles throughout Tenant's
                                    Premises at a height of at least 12 feet.
                                    Tenant prefers max height not to exceed 15
                                    feet.

DOORS, FRAMES AND HARDWARE      a.  Furnish, install, and finish solid core
                                    transparent finished flush wood doors in
                                    painted hollow metal frames at public
                                    building areas. Service core doors will be
                                    solid core wood doors in hollow metal
                                    frames. Building entry and service core
                                    doors shall be equipped with locks with
                                    removable cores.

SECURITY                        a.  No requirement. At Tenant's option, Tenant
                                    may connect into Landlord's card access
                                    system.

                                b.  Furnish and install general signage at
                                    toilet rooms and exit stairwells.

FLOORS AND FLOORING MATERIAL    a.  Floors ready for new tile or carpet
                                    including floor preparation and leveling
                                    compound as needed. Existing sloped theatre
                                    floors shall be brought up to grade level of
                                    the rest of the Premises and shall have a
                                    live load capacity of 75lbs per square foot.

EXTERIOR SIGNAGE                a.  Furnish and install exterior signage for
                                    building address identification.

WINDOW BLINDS                   a.  Furnish and install horizontal mini-blinds
                                    on all exterior windows. Horizontal blinds
                                    to be 1" by Levalor Riviera Deluxe Series or
                                    equivalent.

INTERIOR SIGNAGE                a.  Furnish and install a building directory in
                                    the main lobby.